Exhibit 3.1.1

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE OF FORMATION

OF

PC Nextco Holdings, LLC

Pursuant to Title 6, Chapter 18, Sections 201 and 204

of the Delaware Code

This Certificate of Formation of PC Nextco Holdings, LLC is being duly executed and filed by Brenda L. Meyette, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.), as amended from time to time.

(1) The name of the limited liability company formed hereby is PC Nextco Holdings, LLC.

(2) The address of the registered office of the limited liability company in the State of Delaware is:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

(3) The name and address of the registered agent of the limited liability company for service of process on the limited liability company in the State of Delaware is:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the 3rd day of June, 2013.

/s/ Brenda L. Meyette
Brenda L. Meyette
Authorized Person